Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Birdsall, Inc. Retirement Savings Plan
Riviera Beach, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-178497) of AGL Resources Inc. of our report dated June 27, 2014, relating to the financial statements and supplemental schedules of Birdsall, Inc. Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Atlanta, Georgia
June 27, 2014